Exhibit 3.4
                                  -----------

                            UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                                  FOX MCKEITHEN
                               SECRETARY OF STATE

As Secretary of State, of the State of Louisianan, I hereby Certify that the Application Form for Certificate of Authority of

                          AMERICAN FIRE RETARDANT CORP.

Domiciled at CARSON CITY, NEVADA,

Was filed and recorded in this Office on April 15, 1999,

Thus authorizing the corporation to exercise the same powers, rights and privileges accorded similar domestic corporations, subject to the provisions of
R. S. 1950, 12, Chapter 3, and other applicable laws.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

          April 16, 1999

          /s/ Fox McKeithen
          -----------------
          Fox McKeithen
          Secretary of State

                            UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                                  FOX MCKEITHEN
                               SECRETARY OF STATE

As Secretary of State, of the State of Louisianan, I hereby Certify that

                          AMERICAN FIRE RETARDANT CORP.

A NEVADA corporation domiciled at CARSON CITY,

Filed charter and qualified to do business in this State April 15, 1999,

I further certify that the records of this Office indicate the corporation has paid all fees due the Secretary of State, and so far as the Office of the Secretary of State concerned is in good standing and is authorized to do business in this State.

I further certify that this Certificate is not intended to ( reflect the financial condition of this corporation since this information is not available from the records of this office.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

          April 19, 1999

          /s/ Fox McKeithen
          -----------------
          Fox McKeithen
          Secretary of State

                    APPLICATION FOR CERTIFICATE OF AUTHORITY
                        TO TRANSACT BUSINESS IN LOUISIANA
                                 (R.S. 12: 304)


          Foreign Corporation           Return to:Corporations Division
          Enclose $100.00 filing fee              P.O. Box 94125
          Make remittance payable to              Baton Rouge, LA
          Secretary of State                      Phone (504) 925-4704
          Do not send cash

                                        Check one:          Check one:
  STATE OF                              Non profit          Original
  Application                           Business            Amended Application



  Current Corporation Name: American Fire Retardant Corp.

  Previous Corporation Name:
           (use only for amended application changing the corporation name)

A corporation organized under the laws of the State of Nevada with principal office within state of organization at Paracorp, Incorporated 318 N. Carson Street, #208, Carson City, NV 39701

and having its principal office (wherever located) outside of State of organization at 9337 Bond Ave, El Cajon, CA 92012
                       (address, city, state, zip)

doing business, or being about to do business in the state of Louisiana in conformity with the laws thereof, does, pursuant to the laws of said state, hereby makes its written declaration that the registered office of the corporation in Louisiana is located at 400 Travis St., Suite 1308 Shreveport, LA 71101 and its registered agent(s) In Louisiana Paracorp Incorporated and the principal business establishment in the State of Louisiana is 110 Brush Road Broussard, LA 70518.

The nature of business which the corporation proposes to transact in this State, if it does not propose, or is not permitted, to transact in this State business of every nature which it is empowered to transact by its articles or certificate of Incorporation; to engage in any lawful activity.

The corporation's director(s) and officer(s) names and addresses (attach addendum if needed):

See addendum attached hereto & hereby incorporated by reference

Corporation's federal tax Identification number:88-0386245.

Date first transacted business In Louisiana:

Dated and executed at San Diego, California on the 17th day of 1999.

                                        /s/
                                        Stephen F. Owens, President

On this 17th day of March 1999, personally appeared before me Stephen Owens who being by me first duly sworn, declared that he is the President of the above named corporation, and that the statements contained therein are true.

                                        /s/
                                        George G. Chachas
                                        Notary


I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation.

Sworn to and subscribed before me this 15th day of April 1999.

Notary

/s/ Deborah P. Sims
-------------------------
Notary Public
BOSSIER PARISH, LOUISIANA

                                    ADDENDUM
                            DIRECTOR AND OFFICERS OF
                          AMERICAN FIRE RETARDANT CORP.



A. Directors

Chairman:                Stephen F. Owens
Address:                  9337 Bond Avenue
                          El Cajon, CA 92012

Vice Chairman:           Angela M. Raidl
Address:                 9337 Bond Avenue
                         El Cajon, CA 92012

Director:
Address:

B. Officers


President:               Stephen F. Owens
Address:                 9337 Bond Avenue
                         El Cajon, CA 92012


Vice President:          Angela M. Raidl
Address:                 9337 Bond Avenue
                         El Cajon, CA 92012


Secretary:               Angela M. Raidl
Address:                 9337 Bond Avenue
                         El Cajon, CA 92012


CFO/Treasurer:           Angela M. Raidl
Address:                 9337 Bond Avenue
                         El Cajon, CA 92012